UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 6, 2005
KOS PHARMACEUTICALS, INC
(Exact name of registrant as specified in its charter)

FLORIDA	000-22171	65-0670898

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
CEDAR BROOK CORPORATE CENTER
1 CEDAR BROOK DRIVE
CRANBURY, NEW JERSEY 08512
(Address of principal executive offices)
609-495-0500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On October 6, 2005, the Governance, Compliance and Nominating Committee (the “Committee”) of the Company’s Board of Directors approved, and authorized the Company and its wholly owned subsidiary, Kos Life Sciences, Inc. (“KLS”), to enter into, an amendment (the “Amendment”) to the Sponsored Research Agreement among KLS, the Company, as guarantor, and Triad Pharmaceuticals, Inc. (“Triad”), a privately held drug discovery and design pharmaceutical company in which the Company has made an equity investment. Pursuant to the Sponsored Research Agreement, Triad is conducting research on behalf of the Company to identify new chemical entities and lead compounds for potential development as HDL (or “good” cholesterol) modulators. See the Company’s Current Report on Form 8-K dated February 7, 2005 for further details regarding the Sponsored Research Agreement and the related License Agreement with Triad and the Company’s investment in Triad. Triad is controlled by a limited partnership formed by the wife of Michael Jaharis, the principal stockholder and Chairman Emeritus of the Board of Directors of the Company. The Amendment expands the scope of the research being conducted by Triad on behalf of the Company pursuant to the Sponsored Research Agreement and extends the term of the Sponsored Research Agreement for a period of 15 months, from October 1, 2005 through December 31, 2006. Additional quarterly payments aggregating approximately $2.3 million will be payable by the Company to Triad during the extended term of the Sponsored Research Agreement. The Company is entering into the Amendment as the research conducted to date by Triad has identified and developed a number of compounds which are undergoing further synthesis and evaluation in several centers within the USA. As part of its approval of the Amendment, the Committee considered and waived the application of the Company’s Code of Business Conduct and Ethics.
This Current Report on Form 8-K contains forward-looking statements about research being conducted on behalf of the Company with respect to new chemical entities and lead compounds for potential development as HDL cholesterol modulators that involve substantial risks and uncertainties. Such risks and uncertainties include, among other things, the uncertainties inherent in research and development; decisions by regulatory authorities regarding whether and when to approve any drug applications that may be filed as a result of the research as well as their decisions regarding labeling and other matters that could affect commercial potential; and competitive developments. A further list and description of risks and uncertainties can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and in its reports on Form 10-Q and Form 8-K.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KOS PHARMACEUTICALS, INC.
By: /s/ Andrew I. Koven
Name:	Andrew I. Koven
Title:	Executive Vice President and General Counsel

Dated: October 11, 2005

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